                            SCHEDULE 14A INFORMATION

                    Information Required in Proxy Statement

    REG. SECTION 240.14A-101.
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             DSC COMMUNICATIONS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                         WILLIAM R. TEMPEST
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                   [DSC LOGO]

                                                                  March 31, 1994

Dear Fellow Stockholder:

    This year's Annual Meeting of Stockholders will be held at The Grand Kempinski Hotel, 15201 Dallas Parkway, Dallas, Texas, on Wednesday, April 27, 1994, at 10:00 AM local time. You are cordially invited to attend. The matters you are asked to consider are described in the attached Proxy Statement and Notice of Annual Meeting. The Company's Board of Directors recommends (i) election of management's three nominees for the Board of Directors; (ii) approval of an amendment to the Company's Restated Certificate of Incorporation increasing the authorized number of shares of Common Stock, $.01 par value, from 100,000,000 to 250,000,000; and (iii) approval of the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan.

    To be certain that your shares are voted at the meeting, whether or not you plan to attend in person, please sign, date and return the enclosed proxy card as soon as possible. Your vote is important.

    At the meeting, I will review the Company's activities during the past year and its plans and prospects for the future. An opportunity will be provided for questions by the stockholders. I hope you will be able to join us.

                                          Sincerely,

                                          /s/ JAMES L. DONALD

                                          JAMES L. DONALD
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 27, 1994

    Notice is hereby given that the Annual Meeting of Stockholders of DSC Communications Corporation, a Delaware corporation (the "Company"), will be held at The Grand Kempinski Hotel, 15201 Dallas Parkway, Dallas, Texas, on Wednesday, April 27, 1994, at 10:00 AM local time for the following purposes:

    1.  To elect three Class I Directors for terms expiring in 1997.

    2. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the authorized number of shares of Common Stock, $.01 par value, from 100,000,000 to 250,000,000.

    3. To approve adoption of the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The accompanying Proxy Statement contains information regarding the business to be considered at the meeting.

    Only stockholders of record at the close of business on March 1, 1994, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof. A list of stockholders will be made available at the Company's offices located at 4570 West Grove Drive, Addison, Texas at least 10 days prior to such meeting for examination by any stockholder for any purpose germane to the meeting.

    You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. If you attend the meeting, you may vote in person if you wish, whether or not you have returned your proxy. A proxy may be revoked at any time before it is exercised.

                                          By Order of the Board of Directors

                                          WILLIAM R. TEMPEST
                                          VICE PRESIDENT, SECRETARY
                                          AND GENERAL COUNSEL

Plano, Texas
March 31, 1994

                         DSC COMMUNICATIONS CORPORATION

                                 1000 COIT ROAD
                               PLANO, TEXAS 75075

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

    The accompanying proxy, mailed with this Proxy Statement, is solicited on behalf of DSC Communications Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held Wednesday, April 27, 1994, at 10:00 AM local time, at The Grand Kempinski Hotel, 15201 Dallas Parkway, Dallas, Texas.

    This Proxy Statement and accompanying form of proxy will first be mailed to stockholders of record on or about March 31, 1994.

                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation provides that the Company's Board of Directors shall consist of not less than seven nor more than fifteen persons and that the Board shall be divided into three classes serving staggered three year terms with each class to consist as nearly as possible of one-third of the directors; provided, that once elected, no director's term shall be reduced. The Board currently consists of nine members. Three Class I directors, to serve until the 1997 Annual Meeting, will be elected at the Annual Meeting.

    Management's three nominees for election as Class I Directors listed below are currently members of the Board of Directors.

                                                   PRINCIPAL OCCUPATION                     AGE AS OF     DIRECTOR OF
                                                       OR EMPLOYMENT                      MARCH 1, 1994  COMPANY SINCE
                                   -----------------------------------------------------  -------------  -------------
Frank J. Cummiskey...............  Vice Chairman of the Company. Retired Vice  President           67           1988
                                   of   International   Business   Machines  Corporation
                                   ("IBM").  Served  in  a   variety  of  domestic   and
                                   international executive positions including President
                                   and  director  of  IBM  Europe,  S.A.,  President and
                                   director of  IBM  World  Trade  Europe  Middle  East,
                                   Africa  Corporation, and  President of  IBM's General
                                   Business Group/International.
Raymond J. Dempsey...............  Retired; former President and Chief Executive Officer           58           1992
                                   of  European  American  Bank;  Director  of  Freuhauf
                                   Trailer Corp.
James L. Fischer.................  Retired;  former Executive  Vice President, principal           67           1989
                                   financial officer  and  manager  of  corporate  staff
                                   functions  of Texas  Instruments Incorporated ("TI").
                                   During his 29 years at TI, he held a number of senior
                                   management level positions.

VOTE REQUIRED FOR ELECTION OF DIRECTORS

    To be elected as a Director, each nominee must receive the favorable vote of a plurality of the total number of shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE THREE NOMINEES NAMED ABOVE.

            PROPOSAL TO AMEND RESTATED CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED CAPITAL STOCK

    The Company's Restated Certificate of Incorporation provides for 100,000,000 shares of Common Stock having a par value of $.01 per share ("Common Stock"). The proposed amendment to the Company's Restated Certificate of Incorporation would amend Subsection (a) of Article Fourth to increase the authorized shares of the Company's Common Stock from 100,000,000 to 250,000,000 shares. The text of this amended Subsection is set forth below:

       "(a) the total number of shares of Common Stock which the Corporation shall have authority to issue shall be two hundred fifty million (250,000,000) shares of the par value of $.01 each."

    At March  1,  1994,  61,636,630  shares of  Common  Stock  were  issued  and outstanding or were reserved for issuance under the Company's existing compensation plans, leaving a balance of 38,363,370 shares of Common Stock available for other purposes.

    The Company has not made any decision respecting the issuance of additional shares of Common Stock. However, management deems it wise to increase the number of authorized shares of Common Stock at this time because, in its opinion, it is important that management have available to it the means and flexibility to take advantage of any opportunities that may occur without incurring the expense or delay involved with holding a special meeting of stockholders to increase the number of authorized shares. Some or all of such additional shares would be available for issuance in connection with a stock split or stock dividend, for sale to raise additional equity for the Company or for issuance in the event the Company acquired a business for consideration which was payable in whole or in part in shares of the Company's Common Stock. All or a portion of such shares would also be available for such other purposes as the Board of Directors of the Company might authorize. Further authorization for the issuance of such Common Stock by a vote of security holders would not be solicited prior to such issuance unless required by law. In the event shares of such Common Stock were issued, other than pursuant to a stock split or stock dividend, the percentage ownership of the Company of each stockholder would be proportionately reduced. No other rights of stockholders would be affected. Stockholders have no pre-emptive right to subscribe for or purchase any additional shares issued by the Company. Upon effectiveness of the proposed amendment, the Company will have 188,363,370 shares of the 250,000,000 total authorized shares available for issuance.

    An affirmative vote of the holders of a majority of the outstanding Common Stock is necessary for the adoption of the proposed amendment.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT.

              PROPOSAL TO ADOPT THE DSC COMMUNICATIONS CORPORATION
                   1994 LONG-TERM INCENTIVE COMPENSATION PLAN

    Effective January 1, 1994, the Board of Directors adopted the DSC Communications Corporation Long-Term Incentive Compensation Plan (the "1994 LTIP" or the "Plan"), subject to stockholder approval. The 1994 LTIP is designed to promote the interests of the Company and its stockholders by helping the Company to retain the services of participants in the Plan and stimulating the efforts of the participants on behalf of the Company by giving them a direct interest in the performance of the Company. The following summary of the 1994 LTIP contains all material provisions of the Plan, but does not purport to be complete, and is subject in all respects to, and qualified by, the provisions of the Plan which appears as Exhibit A to this Proxy Statement.

    The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee").

    Participants in the 1994 LTIP will be designated by the Committee in its sole discretion and shall include only key employees of the Company who, in the Committee's judgment, will significantly impact the growth of the business. In selecting participants in the Plan and in determining the number of Units to be awarded to each participant, the Committee shall take into account factors such as time in position, experience, knowledge, advancement potential, responsibilities and past and anticipated contributions to Company performance.

    A maximum of 300,000 Units may be awarded to participants under the Plan. No Units may be awarded after December 31, 2003. Each Unit shall have a term of five years from the date of award unless sooner terminated in accordance with the provisions of the 1994 LTIP. A Unit vests 40% after two years from the award date and 20% each year thereafter. However, each Unit shall become fully vested upon the occurrence of any of the following: (i) attainment of the Maximum Cumulative Value (as hereinafter defined); (ii) a Change in Control of the Company (as defined in the Plan); (iii) termination without cause; or (iv) the participant's death, disability or retirement on or after age 65.

    The Measuring Price (herein so called) for each Unit is the closing price per share of the Company's Common Stock on December 31 of the year immediately prior to the year in which his participation commences, but shall not be lower than the fair market value of the Common Stock on December 31, 1993. With respect to any Units awarded to a participant in 1994, the Measuring Price will be $61.50. The Incremental Unit Value (herein so called) with respect to any calendar year shall be equal to the product of the Measuring Price multiplied by eight-tenths of the percentage by which the Earnings Per Share (as defined in the Plan) for that calendar year exceed the Earnings Per Share for the calendar year ending December 31 immediately prior to the year in which his participation commences, but in no event shall this be less than zero. The Incremental Unit Value of each Unit shall be cumulated to determine the Cumulative Unit Value. In no event shall the value of any Unit exceed four times the Measuring Price ("Maximum Cumulative Value").

    Any Unit that is fully vested shall be exercised. A partially vested Unit may be exercised at any time to the extent vested. Upon exercising of a Unit, a participant shall be entitled to receive the Cumulative Unit Value of the vested portion of his Units being exercised. In the event a participant elects to exercise a partially vested Unit, the unvested portion shall be forfeited. Except upon a Change in Control, when payment shall be made solely in cash, not less than 40% of the amount due shall be paid in cash and the balance, as determined by the Committee in its discretion, shall be paid in cash or in shares of common stock or both. The Board of Directors may amend or terminate the Plan at any time, but no such amendment or termination may adversely affect the right of any participant with respect to any outstanding Units held by him without his consent.

    To date, no Units have been awarded and there are no participants in the Plan. It is anticipated that executive officers of the Company will participate in the Plan, but no determination has been made as to the identity of any participant or the number of Units to be awarded to any participant. It is the intention of the Committee that no executive officer will simultaneously participate in both the Plan and the DSC Communications Corporation 1990 Long-Term Incentive Compensation Plan.

    Approval of the 1994 LTIP will require the affirmative vote of a majority of the total number of shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE DSC COMMUNICATIONS CORPORATION 1994 LONG-TERM INCENTIVE COMPENSATION PLAN.

                               PERFORMANCE GRAPH

    The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P High Technology Composite Index over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the S&P High Technology Composite Index on December 31, 1988 and reinvestment of all dividends).

                         DSC COMMUNICATIONS CORPORATION
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                              1988     1989     1990     1991     1992     1993
                                             -------  -------  -------  -------  -------  -------
DSC........................................   100.00   187.10    88.71    50.00   283.87   793.55
S&P 500....................................   100.00   131.69   127.60   166.47   179.15   197.21
S&P High Tech..............................   100.00    98.63   100.72   114.90   119.64   147.17

                                                         12/31/88     12/31/89     12/31/90     12/31/91     12/31/92     12/31/93
                                                        -----------  -----------  -----------  -----------  -----------  -----------
DSC...................................................   $     100    $     187    $      89    $      50    $     284    $     794
S&P "500"-R- Index....................................         100          132          128          166          179          197
S&P-R- High Tech Composite Index......................         100           99          101          115          120          147

                             EXECUTIVE COMPENSATION

    The following executive compensation disclosures reflect all plan and non-plan compensation awarded to, earned by, or paid to the named executive officers and directors of the Company. The "named executive officers" are the Company's Chief Executive Officer (the "CEO"), regardless of compensation level, and the four most highly compensated executive officers other than the CEO serving as such on December 31, 1993. Where a named executive officer has served during any part of the year ended December 31, 1993, the disclosures reflect compensation for the full year in each of the periods presented.

SUMMARY COMPENSATION TABLE

                                                                                                                LONG-TERM
                                                                                                                COMPENSATION
                                                                                                                ----------
                                                                   ANNUAL COMPENSATION
                                            ------------------------------------------------------------------    AWARDS
                                                                       BONUS                                    ----------
                                                                        ($)
                                                     ------------------------------------------                    (C)
                                                                        1990                          (B)       RESTRICTED
                                                                     LONG-TERM                    OTHER ANNUAL    STOCK
              NAME AND                      SALARY                   INCENTIVE                    COMPENSATION    AWARDS
         PRINCIPAL POSITION           YEAR    ($)        CASH           PLAN          TOTAL           ($)          ($)
- ------------------------------------  ----  -------  ------------   ------------   ------------   ------------  ----------
James L. Donald ....................  1993  687,682     1,460,000(F) 2,588,000(A)     4,048,000      411,346      809,375
 Chairman of the Board, President     1992  650,004       300,000      --               300,000       17,546      313,500
 and Chief Executive Officer          1991  634,619       --           --               --                        235,125
Gerald F. Montry ...................  1993  347,198       170,000     388,200(A)        558,200      160,367      226,625
 Senior Vice President and Chief      1992  314,512       125,000      --               125,000        4,518       49,500
 Financial Officer                    1991  310,845       --           --               --                         60,919
David M. Holland ...................  1993  270,910       100,000     388,200(A)        488,200      161,276      226,625
 Senior Vice President                1992  259,412        90,000      --                90,000        5,034       49,500
                                      1991  254,222       --           --               --                         60,919
Allen R. Adams .....................  1993  226,400       130,000      --               130,000      126,751      395,375
 Senior Vice President                1992  195,258        90,000      --                90,000       --           49,500
                                      1991  170,415       --           --               --                         21,375
Hensley E. West ....................  1993  216,240       130,000      --               130,000       84,490      145,688
 Senior Vice President                1992  161,978        99,426      --                99,426       --           44,775
                                      1991     *          *             *               *                           *


                                         (D)      PAYOUTS
                                      SECURITIES  -------
                                      UNDERLYING    (E)       (B)
                                       OPTIONS/    LTIP    ALL OTHER
              NAME AND                   SARS     PAYOUTS  COMPENSATION
         PRINCIPAL POSITION              (#)        ($)       ($)
- ------------------------------------  ----------  -------  ----------
James L. Donald ....................     50,000    --(A)    50,089
 Chairman of the Board, President        --        --       34,515
 and Chief Executive Officer            300,000    --
Gerald F. Montry ...................     30,000    --(A)    15,595
 Senior Vice President and Chief         --        --       24,445
 Financial Officer                       83,333    --
David M. Holland ...................     20,000    --(A)     7,183
 Senior Vice President                   --        --        4,959
                                         64,200    --
Allen R. Adams .....................     30,000    --        6,855
 Senior Vice President                   --        --        4,364
                                         10,000    --
Hensley E. West ....................     30,000    --        6,351
 Senior Vice President                   --        --       33,466
                                          *         *

- ----------------------------------
 *    Not applicable as Mr. West became an executive officer during 1992.

(A) Amounts earned under the Company's 1990 Long-Term Incentive Compensation Plan. No amounts earned were paid in 1993. Of the amounts earned, $1,725,382, $258,807 and $258,807 were vested at the end of 1993 for Mr.
      Donald, Mr. Montry and Mr. Holland, respectively, and $862,618, $129,393 and $129,393, respectively, will fully vest by the end of 1995.
(B) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, information for years ending prior to December 15, 1992 is not required to be disclosed. Amounts of "Other Annual Compensation" are amounts reimbursed during the respective year for the payment of taxes. For fiscal 1993, "All Other Compensation" consists of the following for the named executive officers:

                                                                                                  COMPANY CONTRIBUTIONS
                                                                                          --------------------------------------
                                                                                           THRIFT    RESTORATION   SPLIT DOLLAR
                                                                                            PLAN        PLAN      LIFE INSURANCE
                                                                                          ---------  -----------  --------------
James L. Donald.........................................................................  $   4,497   $  19,151     $   26,441
Gerald F. Montry........................................................................      4,497       9,034          2,064
David M. Holland........................................................................      3,855       1,038          2,290
Allen R. Adams..........................................................................      4,497       1,561            797
Hensley E. West.........................................................................      4,464         811          1,076


                                                                                            TOTAL
                                                                                          ---------
James L. Donald.........................................................................  $  50,089
Gerald F. Montry........................................................................     15,595
David M. Holland........................................................................      7,183
Allen R. Adams..........................................................................      6,855
Hensley E. West.........................................................................      6,351

     Other compensation represents the unvested portion of amounts earned under awards granted in 1990 under the Company's 1990 Long-Term Incentive Compensation Plan. These amounts will fully vest in 1996.

(C) The amounts reported in the table represent the market value of the shares at the date of grant. Awards of restricted stock vest in equal annual increments over a three year period with the initial increment vesting on the first anniversary of the date awarded. Holders of the restricted shares retain all rights of a stockholder (including the right to receive dividends if and when paid on Common Stock), except the restricted shares cannot be sold until they are vested. Upon termination of employment of the holder, all unvested shares are forfeited to the Company. No dividends have been declared or paid on the restricted stock. During 1993, the following restricted shares were awarded: Mr. Donald 25,000, Mr. Montry 7,000, Mr. Holland 7,000, Mr. Adams, 10,000 and Mr. West 4,500.

     Aggregate restricted stock holdings at December 31, 1993 consisted of:

                                                                                                   MARKET
                                                                                                  VALUE AT
                                                                                                DECEMBER 31,
                                                                                      SHARES        1993
                                                                                     ---------  ------------
James L. Donald....................................................................     47,000   $2,890,500
Gerald F. Montry...................................................................     15,850      974,775
David M. Holland...................................................................     15,850      974,775
Allen R. Adams.....................................................................     17,000    1,045,500
Hensley E. West....................................................................     10,500      645,750

(D) Represents the number of stock options granted to the named executive officer for the year noted. The Company has not made any grants of SARs.

(E) No cash payouts have been made under the Company's 1990 Long-Term Incentive Compensation Plan (the "LTIP").

(F) Includes a special award of $1,000,000 in recognition of performance during 1993.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table shows all individual grants of stock options to the named executive officers during the year ended December 31, 1993.

                             INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------
                                            % OF TOTAL
                                NUMBER OF    OPTIONS/                                POTENTIAL REALIZABLE
                                SECURITIES     SARS                                    VALUE AT ASSUMED
                                UNDERLYING  GRANTED TO                               ANNUAL RATES OF STOCK
                                 OPTIONS/   EMPLOYEES   EXERCISE                      PRICE APPRECIATION
                                   SARS         IN      OR BASE                         FOR OPTION TERM
                                 GRANTED*     FISCAL     PRICE    EXPIRATION  -----------------------------------
NAME                               (#)         YEAR      ($/SH)      DATE         5%($)**            10%($)**
- ------------------------------  ----------  ----------  --------  ----------  ----------------   ----------------
James L. Donald ..............     50,000       7.41%     32.375    4/26/03   $   1,018,000      $   2,579,850
 Chairman of the Board,
  President and Chief
  Executive Officer
Gerald F. Montry..............     20,000       2.96%     32.375    4/26/03         407,200          1,031,940
  Senior Vice President and        10,000       1.48%     56.250   12/15/03         353,750            896,480
   Chief Financial Officer
David M. Holland .............     20,000       2.96%     32.375    4/26/03         407,200          1,031,940
 Senior Vice President
Allen R. Adams................     20,000       2.96%     32.375    4/26/03         407,200          1,031,940
  Senior Vice President            10,000       1.48%     56.250   12/15/03         353,750            896,480
Hensley E. West...............     10,000       1.48%     32.375    4/26/03         203,600            515,970
  Senior Vice President            20,000       2.96%     56.250   12/15/03         707,500          1,792,960
All stockholders..............                                                  989,854,458(A)   2,508,522,617(A)
                                                                              1,945,898,307(B)   4,931,332,620(B)

- ------------------------------
 * Options have a ten year life, vest in equal annual increments over three years and are priced at fair market value on this date of grant.
** These are hypothetical values using assumed growth as prescribed by the Securities and Exchange Commission.
(A) The potential realizable value is calculated from $32.375, the exercise price of the options listed above, granted on April 26, 1993, based on the number of outstanding shares of Common Stock on April 26, 1993.
(B) The potential realizable value is calculated from $56.25, the exercise price of the options listed above, granted on December 15, 1993, based on the number of outstanding shares of Common Stock on December 15, 1993.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

    The following table shows aggregate exercises of options (or tandem stock appreciation rights) and freestanding stock appreciation rights during the year ended December 31, 1993, by each of the named executive officers.

                                                                                 NUMBER OF
                                                                                 SECURITIES
                                                                                 UNDERLYING         VALUE OF
                                                                                UNEXERCISED        UNEXERCISED
                                                                              OPTIONS/SARS AT     IN-THE-MONEY
                                                                                DECEMBER 31,     OPTIONS/SARS AT
                                                                                1993 (#)(A)     DECEMBER 31, 1993
                                                   SHARES                     EXERCISABLE (E)/       (A)(B)
                                                ACQUIRED ON        VALUE       UNEXERCISABLE    EXERCISABLE (E)/
NAME                                            EXERCISE (#)     REALIZED           (U)         UNEXERCISABLE (U)
- ---------------------------------------------  --------------  -------------  ----------------  -----------------
James L. Donald .............................        --        $    --             850,000E        $46,625,000E
 Chairman of the Board, President                                                  100,000U          4,106,250U
  and Chief Executive Officer
Gerald F. Montry ............................        41,000        1,559,958       245,666E         13,330,588E
 Senior Vice President and Chief                                                    46,667U          1,547,102U
  Financial Officer
David M. Holland ............................        53,333        1,689,991         --   E            --     E
 Senior Vice President                                                              33,334U          1,289,202U
Allen R. Adams ..............................        13,000          371,745        14,089E            770,842E
 Senior Vice President                                                              33,334U            811,702U
Hensley E. West .............................        --             --              32,000E          1,793,500E
 Senior Vice President                                                              33,000U            555,250U
- ------------------------
(A)   The Company has not made any grants of SARs.
(B)   Amounts  shown are  based upon the  closing price of  the Company's Common
      Stock on December 31, 1993, which was $61.50.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company has entered into severance agreements (collectively, the "Severance Agreements") with Messrs. Montry, Adams and West.

    Each of the Severance Agreements provides that if a Change in Control (as defined below) occurs and within two years of the Change in Control either (i) the officer voluntarily terminates his employment for "good reason"; or (ii) the officer's employment is involuntarily terminated other than for cause, death or disability, the Company will pay to the officer a lump sum amount equal to three times the officer's "base amount" income. The Severance Agreements provide that sums otherwise payable by the Company will be reduced by the value of any benefits received by the individual which are attributable to the Change in Control other than those provided for in the Severance Agreements. The Severance Agreements further provide that each of the officers will be reimbursed for excise taxes payable pursuant to Section 4999 of the code by reason of payments made pursuant to the Severance Agreements.

    The "base amount" is defined by the Tax Reform Act of 1984 as the average of all compensation (including compensation from the exercise of stock options) received by the officer in each of the five taxable years preceding the year in which the Change in Control occurs.

    A "Change in Control" of the Company is defined in the Severance Agreements as any of the following: (i) consummation of a merger in which the Company is not the surviving entity; (ii) sale or transfer of substantially all of the assets of the Company; (iii) liquidation or dissolution of the Company; (iv) acquisition of at least 20% of the Company's Common Stock by a third party; or
(v) under certain circumstances, a change of a majority of the members of the Company's Board of Directors during any two-year period.

    "Good reason" is defined in the Severance Agreements as any reduction in compensation, duties, status or benefits or relocation of the Company's principal place of business.

    In addition, each such agreement provides that in the event of a Change in Control as defined in the Severance Agreements, all restrictions relating to stock options and restricted stock held by such officer automatically lapse.

    No sums have been paid under any of the Severance Agreements. Should payment of severance compensation be triggered in 1994, the maximum aggregate amount payable pursuant to the Severance Agreements, would be as follows: Mr. Adams approximately $1,413,000, Mr. Montry approximately $3,012,400, and Mr. West approximately $863,100. These amounts will change during each calendar year and do not take into account any additional tax or other payments which are indeterminable at this time.

    None of the named executive officers will be entitled to severance pay until a Change in Control has occurred. The officer's right to receive severance pay lapses (i) if he continues to be employed by the Company for a period of two years after the Change in Control; or (ii) on July 23, 1994, unless a Change in Control occurs prior to such date.

    In addition, the Company's stock option plans provide that in the event of a Change in Control, all restrictions on employee stock options and restricted stock grants lapse.

DONALD AGREEMENTS

    In 1990, the Compensation Committee approved an employment agreement (the "Donald Employment Agreement") with Mr. Donald.

    TERM. The term of employment pursuant to the Donald Employment Agreement commenced on January 1, 1990, and continues for a period of six and one-half years. The Donald Employment Agreement renews daily, but in no event will it extend beyond the date Mr. Donald reaches the age of 75, or such earlier date as may be specified in a written notice given by either party to the other and delivered six years and six months prior to such specified date. Mr. Donald may relinquish the office as Chief Executive Officer at any time after July 5, 1996, without terminating his employment under the Donald Employment Agreement.

    COMPENSATION. Mr. Donald's base salary is reviewed annually and is subject to discretionary increases by the Board of Directors, which increases cannot be less than the average percentage increase during the prior calendar year of the base salaries of those executives reporting directly to Mr. Donald. Pursuant to the Donald Employment Agreement, Mr. Donald will also be eligible to receive annual incentive awards at the discretion of the Board of Directors and will be eligible to participate in any benefit and stock plans the Company maintains for its employees.

    TERMINATION. If, in the absence of a Change in Control (as defined in the Donald Employment Agreement), Mr. Donald's employment is constructively terminated or terminated without cause, the Company will be required to pay Mr. Donald for each year remaining on the term of the Donald Employment Agreement
(i) his then base salary; (ii) annual incentive awards equal to the average of the three highest annual incentive awards he received during the last ten years of his employment; and (iii) all other benefits that were payable to Mr. Donald at the time of his termination. He will also be entitled to continued participation for the remainder of the term of the Donald Employment Agreement in all employee benefit plans in which he was a participant on the date of his termination and to medical benefits for himself and his wife for life and for his children until they reach age 23.

    CHANGE IN CONTROL. If, within two years following a Change in Control, Mr. Donald's employment is constructively terminated or terminated without cause, Mr. Donald will be entitled to receive a lump sum cash payment within 30 days following termination, equal to the sum of (i) his then-base salary for each year remaining on the term of the Donald Employment Agreement; (ii) the average of his three highest annual incentive awards received during the last ten years of his employment multiplied by the number of years remaining on the term of the Employment Agreement; (iii) any accrued incentive awards; (iv) the aggregate difference between the option price and the fair market value of the Company's stock subject to the unexercisable options that Mr. Donald holds at the time of termination; and (v) the fair market value of each share of restricted stock not vested held by Mr. Donald at the time of termination. Mr. Donald will also be entitled to continued participation for the remainder of the term of the Donald Employment Agreement in all employee benefit plans in which he was participating on the date of termination and to medical benefits for himself and his wife for life and for his children until they reach age 23. Should the severance compensation be triggered in 1994, the maximum amount payable to Mr. Donald under the Donald Employment Agreement would be approximately $15,995,000. This amount will change during each calendar year and does not take into account any additional tax or other payments which are indeterminable at this time.

    ADDITIONAL PAYMENTS. If the Internal Revenue Service determines that any payment made to Mr. Donald pursuant to the Donald Employment Agreement or otherwise constitutes an "Excess Parachute Payment" within the meaning of the Code, the Company will make a "gross-up" payment in the amount necessary to pay any excise taxes imposed by Section 4999 of the Code and any income taxes on the payment to him. Any "gross-up" payment made to Mr. Donald would be a non-deductible expense of the Company.

    DISCLOSURE OF CONFIDENTIAL INFORMATION AND AGREEMENT NOT TO COMPETE. Under the terms of the Employment Agreement, Mr. Donald may not disclose at any time confidential information about the Company that he acquires during his employment. In addition, he is subject to an agreement not to compete with the Company during the term of employment and for one year thereafter.

    INCOME CONTINUATION PLAN. Effective January 1, 1990, Mr. Donald and the Company entered into an Income Continuation Plan agreement (the "Continuation Plan"). The Continuation Plan is administered by the Compensation Committee. The Compensation Committee consists of not less than two non-employee directors.

    If Mr. Donald terminates his employment with the Company on or after his reaching age 65, he will receive an amount equal to 3% of the average of his compensation for the highest three calendar years of his final ten years of employment as the Company's Chief Executive Officer multiplied by the number of years of service (the "Accrued Benefit"). If Mr. Donald terminates his employment with the Company due to disability prior to age 65, he will receive the Accrued Benefit except that his years of service shall be deemed to continue until age 65; provided, however, that in the event of his death following termination of employment due to disability and prior to reaching age 65, no further benefits shall be paid.

    If Mr. Donald's employment is terminated without cause, other than due to death or disability, the Company will pay Mr. Donald the Accrued Benefit on the date his base salary ceases pursuant to the terms of the Donald Employment Agreement described above provided that Mr. Donald's years of service shall be deemed to continue until his Accrued Benefit becomes payable; and, provided, further, that in the event of Mr. Donald's death following termination of employment and prior to the date the Accrued Benefit would otherwise be payable, no further sums shall be paid.

    If Mr. Donald voluntarily terminates his employment other than because of his death or disability or if the Company terminates Mr. Donald for cause, Mr. Donald shall receive the Accrued Benefit on his reaching age 65 or his termination of employment, whichever is later.

    The Accrued Benefit shall be paid in the form of monthly payments for life. However, Mr. Donald may elect to take the Accrued Benefit in the form of a ten-year certain and life annuity.

    In the event Mr. Donald dies following the commencement of the monthly benefit payment described above, his surviving spouse shall receive 50% of the monthly amount otherwise payable (the "Survivor Benefit"). If neither Mr. Donald nor his spouse survives for ten years after commencement of the monthly benefits then, upon the latter of the date of death of Mr. Donald or his spouse, the Survivor Benefit shall be paid in equal shares to his children until the latter of (1) the tenth anniversary of the date benefits commenced; or (2) the death of the last surviving child of Mr. Donald. The Company has agreed to establish a trust to fund Accrued Benefits payable to Mr. Donald. As of December 31, 1993, no trust fund has been established.

    At December 31, 1993, the estimated annual Accrued Benefit payable to Mr. Donald under the Income Continuation Plan was approximately $476,000 and at normal retirement date, such Accrued Benefit would be approximately $595,000. Under the terms of the Income Continuation Plan, benefits will be adjusted to reflect changes in Mr. Donald's compensation.

    LIFE INSURANCE. Effective January 1, 1990, the Company and Mr. Donald entered into an agreement pursuant to which the Company will provide Mr. Donald with a $5,000,000 life insurance policy which replaces a previous life insurance policy of $7,000,000. Mr. Donald pays the portion of the premium on the policy that is equal to the amount of economic benefit that would be taxable to him but for such payment. The balance of such premiums are paid by the Company. Dividends attributable to the policy shall be applied to purchase additional insurance. Upon Mr. Donald's death, the Company shall be entitled to receive an amount equal to the cumulative premiums paid by the Company, provided that Mr. Donald's designated beneficiary shall receive not less than $5,000,000.

1990 LONG-TERM INCENTIVE COMPENSATION PLAN

    The DSC Communications Corporation 1990 Long-Term Incentive Compensation Plan (the "1990 Plan") provides for the award of up to 300,000 Units ("Units") to individuals participating in the 1990 Plan and to date, 260,000 Units have been awarded. There are currently three participants in the 1990 Plan, Mr. Donald, Mr. Holland and Mr. Montry who hold 200,000, 30,000 and 30,000 Units, respectively. The 1990 Plan will terminate on December 31, 1995, unless earlier terminated by the Board of Directors. All benefits under the 1990 Plan will be paid in cash.

    Units awarded under the 1990 Plan vest over a six-year period beginning January 1, 1990, and ending December 31, 1995. Units become fully vested upon
(i) the attainment of the Maximum

Cumulative Unit Value (as determined by the Committee) with respect to the Units; (ii) the occurrence of certain "change in control" events with respect to the Company; and (iii) the termination of the participant's employment by reason of retirement, death or disability, or termination of the participant's employment other than for "cause".

    Units that have vested may be exercised at any time during a participant's employment for an amount equal to the then-current Cumulative Unit Value (as defined below) of the Units and a corresponding number of Units will be canceled. The Company also will pay the participant an amount equal to the Cumulative Unit Value of the then outstanding Units upon the termination of the 1990 Plan. The "Cumulative Unit Value" of a Unit is determined by a formula which establishes and totals the Incremental Unit Value for each completed Performance Year. The Incremental Unit Value of the Unit for a Performance Year is established by the Committee.

    Upon the occurrence of a "change in control" of the Company, a participant will be entitled to receive in respect of any Unit then outstanding a lump sum cash payment equal to the greater of (a) the Cumulative Unit Value per outstanding Unit held by the participant (but not more than the amount established by the Committee as the Maximum Cumulative Unit Value of $108.75), $12.94 as of December 31, 1993; or (b) the then fair market value of a share of the Company's Common Stock on the date of the "change in control," multiplied by five times the number of Units held by the participant, or $265.00 per Unit based on the closing sales price of the Company's Common Stock as reported by the NASDAQ National Market on March 28, 1994.

    In addition, if the Internal Revenue Service determines that such payment constitutes an "Excess Parachute Payment" as defined in the Internal Revenue Code of 1986 (the "Code"), as amended, the Company will make a "gross-up" payment to the participant in an amount necessary to pay any excise taxes imposed by Section 4999 of the Code and any income taxes on the payment to the participant. Any "gross-up" payment made to a participant will be a nondeductible expense of the Company.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS

    The provisions of the Severance Agreements, the 1990 Long-Term Incentive Compensation Plan, and the Donald Employment Agreement may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder may consider to be in that stockholder's best interest, including attempts that might result in a premium over the market price for shares held by stockholders.

                         DIRECTORS CONTINUING IN OFFICE

                                                    PRINCIPAL OCCUPATION                   AGE AS OF     DIRECTOR OF
                                                       OR EMPLOYMENT                     MARCH 1, 1994  COMPANY SINCE
                                     --------------------------------------------------  -------------  -------------
Clement M. Brown, Jr. (1)..........  Retired;  former President of  Squibb Europe (SEV)           73           1981
                                     S.A.
James L. Donald (2)................  Chairman  of  the   Board,  President  and   Chief           62           1981
                                     Executive  Officer; employed by  the Company since
                                     1981
Sir John Fairclough (1)............  Chairman,  Rothschild  Venture  Ltd.  since  1990;           63           1992
                                     Chief  Scientific  Adviser,  Cabinet  Office, U.K.
                                     1986-1990; Director  of  N.M.  Rothschild  &  Sons
                                     (banking);   Lucas  Industries   PLC  (aerospace);
                                     Oxford   Instruments    Group   PLC    (scientific
                                     instruments)

                                                    PRINCIPAL OCCUPATION                   AGE AS OF     DIRECTOR OF
                                                       OR EMPLOYMENT                     MARCH 1, 1994  COMPANY SINCE
                                     --------------------------------------------------  -------------  -------------
Robert S. Folsom (2)...............  Chairman  of  the Board,  Folsom  Properties, Inc.           67           1983
                                     (real estate development) for  more than the  past
                                     five  years; Director  of BeautiControl Cosmetics,
                                     Inc. (cosmetics); FM Properties (real estate)
Gerald F. Montry (1)...............  Senior Vice President and Chief Financial  Officer           55           1989
                                     of the Company since 1986
James M. Nolan (2).................  Marketing   Consultant   to   the   Company;  sole           59           1981
                                     stockholder of Nolan Consulting, Inc. since  1978;
                                     Director    of   Capital   Southwest   Corporation
                                     (investment company)

- ------------------------
(1)   Term expires in 1995.
(2)   Term expires in 1996.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During the year ended December 31, 1993, the Board of Directors met five times.

    The Audit Committee, which currently consists of Messrs. Fischer and Dempsey, (i) annually recommends selection of the Company's independent auditors to the Board of Directors; (ii) meets with the independent auditors concerning the audit; (iii) evaluates non-audit services and financial statements and accounting developments that may affect the Company; (iv) and meets with management concerning matters similar to those discussed with outside auditors. The Audit Committee met five times during the year ended December 31, 1993.

    The Compensation Committee, which currently consists of Messrs. Brown, Dempsey and Folsom, (i) makes recommendations to the full Board concerning remuneration arrangements for senior management and directors; (ii) administers the Company's stock option and stock purchase plans; (iii) reviews, approves and recommends to the Board of Directors new benefit plans or modifications to existing plans; and (iv) makes such reports and recommendations from time to time to the Board of Directors upon such matters as the Committee may deem appropriate or as may be requested by the Board. During the year ended December 31, 1993, the Compensation Committee met six times. See "Report of Compensation Committee" on page 16.

    The Company does not have a Nominating Committee. Nominations for directors of the Company are considered by the entire Board. Stockholders wishing to recommend a candidate for consideration by the Board can do so in writing to the Secretary of the Company at its corporate offices in Plano, Texas, giving the candidate's name, biographical data and qualifications. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

    During the year ended December 31, 1993, each member of the Board attended not less than 75% of the aggregate number of (i) board meetings and (ii) meetings of committees of which such person was a member.

COMPENSATION OF DIRECTORS

    Non-employee directors are paid $1,500 per month and $1,000 for each Board of Directors meeting attended. Members of the Audit and Compensation Committees each receive $800 for each committee meeting attended. The Chairmen of the Audit and Compensation Committees each receive an additional $417 per month. The Company pays Clement M. Brown, Jr., a Director of the Company, $1,000 per month for services performed as a member of the Boards of Directors of two of the Company's European subsidiaries.

    The Company has entered into a Management Consulting Agreement with Nolan Consulting, Inc. and James M. Nolan pursuant to which the Company paid Nolan Consulting, Inc. $228,666 for the year ended December 31, 1993. Mr. Nolan is the sole stockholder of Nolan Consulting, Inc. and a member of the Board of Directors of the Company.

    The Company has entered into a consulting agreement with Frank J. Cummiskey, a member of the Company's Board of Directors, pursuant to which the Company pays Mr. Cummiskey $16,700 per month. He serves as Vice Chairman of the Company's Board of Directors, Chairman of the Company's Long-Range Strategy Committee and Chairman of the Board of a wholly-owned subsidiary of the Company. During the year ended December 31, 1993, Mr. Cummiskey received $200,400 for consulting services.

    The Company has entered into a consulting agreement with Sir John Fairclough, a director of the Company, which provides for the payment of approximately $11,250 per quarter. He also serves as a director of two other Company subsidiaries. During the year ended December 31, 1993, Sir John received $45,000 for consulting services.

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

    In 1993 the Board of Directors adopted, and the stockholders approved, the DSC Communications Corporation 1993 Non-Employee Directors Stock Option Plan (the "Directors Plan"). Under the terms of the Directors Plan, on April 26, 1993 Messrs. Brown, Cummiskey, Dempsey, Fairclough, Fischer, Folsom and Nolan each received an option to purchase 5,000 shares of the Company's Common Stock at an exercise price per share of $32.38, the reported closing price per share of the Company's Common Stock on that date. Each such option is exercisable for a period of not longer than ten years from the date of grant. Each Non-Employee Director continuing in office will receive a similar option under similar terms following the 1994 annual meeting.

                                   LITIGATION

    On January 26, 1994, C.L. Grimes, a shareholder of the Company, filed a suit in Delaware Chancery Court, derivatively purportedly on behalf of the Company as the real party in interest and as a shareholder of the Company, seeking a declaration that the Employment Agreement of James L. Donald, his Executive Income Continuation Plan and the 1990 Long-Term Incentive Compensation Plan as it applies to Mr. Donald and all other benefits of Mr. Donald, including previously granted Company stock options, are null and void. The defendants in the suit are Mr. Donald, all current non-employee Directors and two former directors of the Company. The Company itself is a nominal defendant. The plaintiff contends that Mr. Donald's employment contract contains an improper delegation of Board of Directors' authority to Mr. Donald and excess payments. The suit also contends that the salary and benefits established for Mr. Donald pursuant to the Donald agreements referred to above and approved by the Company's Board of Directors are excessive and constitute a diversion and waste of corporate assets. The suit seeks an injunction restraining Mr. Donald from exercising any stock options, taking any action to implement any of the Donald agreements, or declaring a constructive termination of his employment and also seeks unspecified damages against the defendants and Grimes' legal fees. The individual defendants will file a responsive pleading and intend to vigorously contest Grimes' claims.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 1, 1994 (except as otherwise indicated) by (a) each director and named executive officer of the Company; (b) all current executive officers and directors of the Company as a group; and (c) each person known to the Company who is a beneficial holder of more than five percent of the shares of its Common Stock.

                                                                  AMOUNT AND NATURE OF
                                                                       BENEFICIAL        PERCENT OF
NAME OF BENEFICIAL OWNER                                              OWNERSHIP(1)        CLASS(2)
- ---------------------------------------------------------------  ----------------------  ----------
FMR Corp. (3)..................................................          4,590,022        7.98%
  82 Devonshire Street
  Boston, MA 02109-3614
Allen R. Adams.................................................             72,646         *
Clement M. Brown, Jr. .........................................             18,000         *
Frank J. Cummiskey.............................................             21,000         *
Raymond J. Dempsey.............................................              5,000         *
James L. Donald................................................          1,111,780        1.93%
Sir John Fairclough............................................             15,000         *
James L. Fischer...............................................             12,000         *
Robert S. Folsom...............................................             30,000         *
David M. Holland...............................................             49,184         *
Gerald F. Montry...............................................            317,303         *
James M. Nolan (4).............................................            190,006         *
Hensley E. West................................................             84,899         *
All directors and current executive officers as a group (23
 persons)......................................................          2,273,908        3.95%

- ------------------------
*Ownership of less than 1% of the outstanding Common Stock.
(1) Each individual, unless otherwise noted, has sole voting and investment power with respect to all shares owned by such individual. Includes shares that a person has a right to acquire if such right is exercisable within sixty days as follows: Allen R. Adams, 47,423 shares; Clement M. Brown, Jr., 15,000 shares; Frank J. Cummiskey, 5,000 shares; Raymond J. Dempsey, 5,000 shares; James L. Donald, 950,000 shares; Sir John Fairclough, 15,000 shares; James L. Fischer, 5,000 shares; Robert S. Folsom, 5,000 shares; David M. Holland, 33,334 shares; Gerald F. Montry, 225,667 shares; James M. Nolan, 105,000 shares; Hensley E. West, 65,000 shares; and all directors and current executive officers as a group (23 persons), 1,739,425 shares.
(2) Based upon 55,770,595 shares of Common Stock outstanding as of March 1, 1994, plus any shares of Common Stock under options of the particular director, executive officer or stockholder, or, in the case of all directors and current executive officers as a group, under options of all directors and current executives officers as a group.
(3) Based upon Form 13G dated February 11, 1994, filed with the Securities and Exchange Commission. At December 31, 1993, FMR Corp. had sole voting power for 297,206 shares, sole investment power for 4,590,022 shares and no shared voting or investment power.
(4)  Includes 35,000 shares held by Mr. Nolan's spouse.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1993, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that one form relating to one stock option grant was filed three days late on behalf of each of the following persons, each of whom is an officer of the Company: Allen Adams, Wylie Basham, Michael Berniquie, Gerald Carlton, Robert Clark, John Montgomery, Kenneth Vines, Gerald Montry and Hensley West. In addition, one form relating to one other transaction was filed late on behalf of Mr. West and two forms relating to two transactions were filed late on behalf of Mr. Carlton. It is the practice of the Company to attend to the filing of Section 16(a) forms on behalf of officers of the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors of the Company selected the firm of Ernst & Young as independent auditors for the fiscal year ending December 31, 1994. A representative of Ernst & Young is expected to attend the Annual Meeting of Stockholders with the opportunity to make a statement if such representative desires to do so and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    Any stockholder of the Company desiring to present a proposal for action at the Annual Meeting of Stockholders to be held in 1995 must deliver the proposal to the executive offices of the Company no later than December 1, 1994, unless the Company notifies the stockholders otherwise. Only those proposals that are proper for stockholder action and otherwise proper may be included in the Company's Proxy Statement.

                                 QUORUM; VOTING

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. If a quorum is not present or represented by proxy, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting until a quorum is present or represented. At any such adjourned meeting at which a quorum is presented or represented, any business may be transacted that might have been transacted at the meeting as originally called.

    On all matters (including election of directors) submitted to a vote of the stockholders at the meeting or any adjournment thereof, each stockholder will be entitled to one vote for each share of Common Stock owned of record by such stockholder at the close of business on March 1, 1994. Abstentions and broker non-votes will be treated as a vote against the proposed amendment to the
Company's  Restated  Certificate  of Incorporation.  Abstentions  will  have the effect of a vote against the proposal to adopt the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan, and broker non-votes will have no effect in determining the adoption of the proposal to adopt the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan. Abstentions and broker non-votes will have no effect on the election of the nominees to the Board of Directors.

                      ACTIONS TO BE TAKEN UNDER THE PROXY

    Proxies in the accompanying form which are properly executed and returned will be voted at the meeting and any adjournment thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted as follows with respect to such matters:

        (1) FOR election of management's three Class I Directors to serve until 1997;

        (2) FOR approval of an amendment to the Company's Restated Certificate of Incorporation increasing the authorized number of shares of Common Stock, $.01 par value, from 100,000,000 to 250,000,000;

        (3) FOR approval of the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan.

    Each of the nominees for election as directors has agreed in writing to serve if elected. The Company knows of no reason why any of the nominees for election as directors would be unable to serve. Should any or all of the nominees be unable to serve, all proxies returned to the Company will be voted in accordance with the best judgment of the persons named as proxies except where a contrary instruction is given.

    The Company knows of no other matters, other than those stated above, to be presented for consideration at the meeting. If, however, other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the meeting from time to time.

                               PROXY SOLICITATION

    The expense of the solicitation of proxies will be borne by the Company. Solicitation of proxies may be in person or by mail, telephone or telegraph by directors, current executive officers and regular employees of the Company. The Company will request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the forwarding expense. The Company has retained the services of Kissel-Blake, Inc., 25 Broadway, New York, New York 10004 to solicit proxies by mail, telephone, telegraph or personal contact. The estimated cost of the professional solicitation will be approximately $9,500 plus out-of-pocket expenses.

                              REVOCATION OF PROXY

    Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation; (b) by voting in person at the meeting; or (c) by executing and delivering to the Company a later dated proxy.

                        REPORT OF COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Committee"), which is composed of three independent nonemployee directors (see page 12), develops and administers the Company's executive compensation strategy. The strategy is implemented through policies and programs designed to support the achievement of the Company's business objectives and the enhancement of stockholder value. The Committee reviews on an ongoing basis all aspects of executive compensation and has retained an independent compensation consulting firm to assist in assessing executive compensation policies and programs. The Committee met six times during the past fiscal year.

    The Committee's executive compensation policies and programs support the following objectives:

    - To reinforce management's concern for enhancing stockholder value.

    - To   align  management's  compensation  with   the  annual  and  long-term
      performance of the Company.

    - To  provide   competitive  compensation   opportunities  for   exceptional
      performance.

    The basic elements of the Company's executive compensation strategy are:

    BASE SALARY. The Committee annually reviews each executive's base salary. In determining salary adjustments, the Committee considers the executive's individual performance level, growth in earnings and revenues, as well as other individualized factors relating to the particular executive's responsibilities. Additionally considered are the executive's time in position, experience, skills, potential for advancement, responsibility and current salary in relation to the expected level of pay for the position. The expected level of pay for each position is established at between the 50th and 75th percentile of comparable positions of the companies included in the executive compensation surveys in which the Company participates. These surveys included companies with whom this Company competes for senior-level executives but are not the same companies as those included in the S&P High Tech Composite Group which has been selected to compare stockholder returns. However, several of the compensation surveys in which the Company participates include 40 of the 49 companies listed in the S&P High Tech Composite Group which is used in the Five-Year Performance Comparison graph on page 4. The Committee exercises its subjective judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered. The Committee decided upon the 1993 salary changes for executive officers after reviewing an explanation of each officer's duties and performance level and considering the Chief Executive Officer's recommendations.

    ANNUAL INCENTIVE COMPENSATION. At the beginning of each year, the Committee establishes goals and objectives for that year, including target increases in sales, net income and earnings per share, as well as more subjective goals with respect to quality, product development and manufacturing. Additionally, at the beginning of each year, the Committee establishes incentive award "guidelines." The Committee believes that the Company's executive officers are responsible for the overall financial performance of the Company and, consequently, has tied their "guideline" incentive awards to targeted earnings per share. If the Company's actual earnings per share equal or exceed the target, the "guideline" incentive awards will range from approximately 32% to 72% of the executive officers' base compensation, depending upon the relationship between actual earnings per share and the target. At the end of the year, based upon these pre-established guidelines, the Committee determines each executive officer's "guideline" incentive award. The Committee then adjusts each executive's
"guideline" incentive award based upon its own subjective review of the performance of the particular executive, taking into consideration his areas of responsibility and the Committee's pre-established goals and objectives, as well as, in the case of executives other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. For 1993, actual earnings per share exceeded the pre-established target. Consequently, cash incentive awards accounted for approximately 46% of the executive officers' total compensation in 1993.

    LONG-TERM  INCENTIVE  COMPENSATION.    The  Company's  long-term   incentive
compensation consists of the Company Stock Option Plans and the 1990 Long-Term Incentive Compensation Plan. See pages 10 and 11.

    The Committee views the granting of stock options and restricted stock awards as a significant method of aligning management's long-term interests with those of the stockholders. Awards to executives are based upon criteria which include responsibilities, compensation, past and expected contributions to the achievement of the Company's long-term performance goals, and current competitive practice determined by the compensation surveys in which the Company participates. The Committee determines the number of stock options and/or restricted stock awards based upon compensation surveys and a subjective evaluation of the criteria described. The Committee generally does not consider prior stock option and restricted stock awards when approving additional awards. The stock option exercise price is the closing price on the date of grant. Stock option and restricted stock awards are designed to focus executives on the long-term performance of the Company by giving them an opportunity to share in any increases in value of the Company's stock. Restricted stock grants are used selectively to attract and retain executives and to recognize outstanding performance.

    The Committee encourages executives, individually and collectively, to maintain a long-term ownership position in the Company's stock. The Committee believes this ownership, combined with a significant performance-based incentive compensation opportunity, forges a strong linkage between the Company's executives and its stockholders.

    In order to reinforce this linkage, the Committee, with the approval of the Board of Directors, is recommending that the stockholders approve the 1994 Long-Term Incentive Compensation Plan (the "Plan"). The Plan would provide a payment of cash and Common Stock of the Company to participants based upon increases in Earnings Per Share (see pages 2 and 3). The Committee will determine the allocation between cash and Common Stock. The Committee strongly supports the approval of this Plan as an effective performance-based vehicle that will provide a financial reward for building stockholder value.

    The Omnibus Reconciliation Act of 1993 places a limit on the deductibility to the Company of certain types of compensation for each of the executive officers effective January 1, 1994. This limit is consistent with the Committee's continuing strategy of designing and implementing total compensation policies and programs that are incentive-driven and that support the achievement of long-term performance objectives and enhance stockholder value. The Company is reviewing the implications of the $1 million deduction cap of Section 162(m) of the Internal Revenue Code for the Plan.

                  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. James L. Donald is Chief Executive Officer, President and Chairman of the Board of Directors of the Company. The Committee considered the Company's excellent record in all aspects of its business in its annual review of Mr. Donald's performance.

    The Committee recognized that the Company's 1993 revenue of $730.8 million and earnings of $81.7 million grew to record levels with increases over 1992 of 36 percent and 604 percent, respectively. At the same time, debt was reduced to $70 million from $140 million.

    Cash and marketable securities increased to over $313 million, order backlog grew to $320 million and shareholders' equity exceeded $617 million, which is a growth of over $400 million in 1993. In addition, the Company continued strong programs in quality improvement, product development and introduction of a number of new telecommunications services and applications.

    At the end of 1993, the Company is well positioned from a product portfolio perspective. Its financial condition is exceptionally strong as a result of positive acceptance of its products, stringent cost controls and a successful public offering of its Common Stock.

    Pursuant to an employment agreement between Mr. Donald and the Company, Mr. Donald's base salary is reviewed annually and is subject to discretionary increases by the Board of Directors, which increases cannot be less than the average percentage increase during the calendar year of the base salaries of those executives reporting directly to Mr. Donald. The Board approved an increase in Mr. Donald's annual base salary to $690,040 effective February 22, 1993. An annual incentive award for 1993 of $460,000 was granted to him based
upon the criteria  discussed above  under  ANNUAL INCENTIVE COMPENSATION.   Mr.
Donald's annual incentive award under the annual incentive plan was 67% of his 1993 base annual earnings. The Board also granted Mr. Donald stock options for 50,000 shares and a restricted stock award of 25,000 shares, which will both vest in equal annual increments over a three-year period. These actions were in accordance with the policies and procedures set forth on page 17.

    In recognition of the significant increase in stockholder value in 1993 and of Mr. Donald's extraordinary performance on behalf of the Company in 1993, as well as his past and expected contributions to the Company's achievement of short and long-term performance goals, the Board voted him a special incentive award of $1,000,000. In approving this special award, the Committee considered the factors set forth above in this section, without attaching a specific weighting to any specific factor.

                                                  COMPENSATION COMMITTEE
                                             CLEMENT M. BROWN, JR., CHAIRMAN
                                                    RAYMOND J. DEMPSEY
                                                     ROBERT S. FOLSOM

    The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either Act.

                            OUTSTANDING COMMON STOCK

    The only outstanding voting securities of the Company are shares of its Common Stock, each share of which entitles the holder thereof to one vote. At March 1, 1994, there were outstanding and entitled to vote 55,770,595 shares of its Common Stock. Only stockholders of record at the close of business on March 1, 1994 are entitled to notice of, and to vote at, the 1994 Annual Meeting of Stockholders and any adjournments thereof.

                                          By Order of the Board of Directors
                                          WILLIAM R. TEMPEST
                                          VICE PRESIDENT, SECRETARY AND
                                          GENERAL COUNSEL

Plano, Texas
March 31, 1994

                                                                       EXHIBIT A

                         DSC COMMUNICATIONS CORPORATION
                   1994 LONG-TERM INCENTIVE COMPENSATION PLAN

                                       I.

                              PURPOSE OF THE PLAN

    The 1994 Long-Term Incentive Compensation Plan is intended to promote the financial interests of DSC Communications Corporation (the "Company") and its stockholders by (i) helping the Company to retain the services of the participants and (ii) stimulating the efforts of the participants on behalf of the Company by giving them a direct interest in the performance of the Company, and by giving suitable recognition to their services to the Company.

                                      II.

                                  DEFINITIONS

    2.1 AWARD CERTIFICATE: Any written instrument or document evidencing the award of Units under the Plan to a Participant.

    2.2 BASE YEAR EPS: Earnings Per Share for the calendar year ended December 31, 1993, which is $2.05, or in the case of an employee who becomes a Participant subsequent to the Effective Date, Earnings Per Share for the calendar year ended December 31 immediately prior to the January 1 as of which his participation commences.

    2.3  BOARD:  The Board of Directors of the Company.

    2.4  CHANGE IN CONTROL:  shall mean:

        (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding-voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (b) any acquisition by the Company (excluding any acquisition by any successor of the Company), (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a), (b) and (c) of subsection (iii) of this Section
    2.4 are satisfied; or

        (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

       (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares and voting securities of the resulting corporation owned by the Company's stockholders, but not from the total number of outstanding shares and voting securities of the resulting corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company), (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

       (iv) (a) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (b) the first to occur of (1) the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or
    (2) the approval by the, stockholders of the Company of any such sale or disposition, other than, in each case, any such sale or disposition to a corporation, with respect to which immediately thereafter, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares and voting securities of the transferee corporation owned by the Company's stockholders, but not from the total number of outstanding shares and voting securities of the transferee corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company), (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such transferee corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such transferee corporation and the combined voting power of the then outstanding voting securities of such transferee corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such transferee corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the board providing for such sale or other disposition of assets of the Company.

    2.5 COMMITTEE: The Compensation Committee of the Board, or such members thereof as the Compensation Committee may designate.

    2.6  COMMON STOCK:  Common stock of the Company, $.01 par value per share.

    2.7 COMPANY: DSC Communications Corporation and consolidated Subsidiaries, a Delaware corporation, or any successor thereto.

    2.8   CUMULATIVE UNIT  VALUE:   The  amount  determined in  accordance  with
Section 7.2.

    2.9 DISABILITY: Disability as defined in either a Participant's Employment Agreement or, absent such Agreement, in the Company's group disability insurance contract.

    2.10 EARNINGS: For any year, the consolidated income of the Company and its Subsidiaries from continuing operations before income taxes, prepared in accordance with generally accepted accounting principals, as reported in the Company's audited consolidated financial statements for that year; adjusted (a) to exclude in its entirety any item of nonrecurring gain or loss in excess of $2,500,000 and (b) to add back amortization of (i) technology acquired after December 31, 1993 and (ii) the excess of cost over net assets acquired (goodwill) after December 31, 1993.

    2.11 EARNINGS PER SHARE: For any Performance Year, Earnings divided by the weighted average number of shares of Common Stock outstanding during such Performance Year, as reported in the Company's audited consolidated financial statements for the Performance Year.

    2.12  EFFECTIVE DATE:  The effective  date of the Plan, which is January  1,
1994.

    2.13 EMPLOYMENT AGREEMENT: The employment agreement or similar agreement between the Company and a Participant, as at any time in effect.

    2.14 FAIR MARKET VALUE: The Fair Market Value of a share of a Common Stock on a particular date shall mean (i) if the Common Stock is listed on stock exchange, the closing price per share of the Common Stock on the principal stock exchange on which such securities are listed on such date, or, if there shall have been no sale on that date, on the last preceding date on which such a sale or sales were so reported, (ii) if the Common Stock is not listed on a stock exchange, the closing price for the Common Stock as reported by the National Association of Securities Dealers NASDAQ National Market System (or if there were no sales on such date, the closing price on the last preceding date on which such a sale was so reported),or if not reported by such system the mean between the closing bid and asked price as quoted by such quotation source as shall be designated by the Committee, or (iii) if such securities are not so listed or traded, the value determined in good faith by the Committee, which determination shall be conclusive.

    2.15   INCREMENTAL  UNIT VALUE:   The  amount determined  in accordance with
Section 7.1.

    2.16 MAXIMUM CUMULATIVE UNIT VALUE: The product obtained by multiplying the Measuring Price by 4.

    2.17 MEASURING PRICE: For each Unit, the closing price of a share of Common Stock as reported on the NASDAQ National Market System on December 31, 1993, which was $61.50, or in the case of an employee who becomes a Participant subsequent to the Effective Date, the closing price of a share of Common Stock as thus reported on December 31 immediately prior to the January 1 as of which his participation commences, but not less than $61.50.

    2.18   PARTICIPANT:    Any key  employee  of  the Company  selected  by  the
Committee to participate in the Plan.

    2.19  PERFORMANCE YEAR:  Any calendar year during the Term of the Plan.

    2.20   PLAN:   The DSC  Communications Corporation  1994 Long-Term Incentive
Compensation Plan.

    2.21  SUBSIDIARY:   Any corporation in which  the Company owns, directly  or
indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

    2.22 TERM OF THE PLAN: The period commencing on the Effective Date and ending five years after the final award of Units under the Plan (or on such earlier date as the Maximum Cumulative Unit Value of such Units may be achieved).

    2.23 TERMINATION WITHOUT CAUSE: Any termination of the Participant's employment by the Company without "Cause," as defined in the Participant's Employment Agreement, or if the Participant has no Employment Agreement defining "Cause," then "Termination Without Cause" shall mean the termination of the Participant's employment by the Company for any reason other than (i) a termination due to the continuing and material failure by the Participant to fulfill his employment obligations or willful misconduct or gross neglect in the performance of such duties, (ii) a termination due to the Participant's committing fraud, misappropriation or embezzlement in the performance of his duties as an employee of the Company, or (iii) a termination due to the Participant's committing any felony for which he is convicted and which, as determined in good faith by the Board of Directors of the Company, constitutes a crime involving moral turpitude and may result in material harm to the Company.

    2.24 UNIT: A unit of participation in the Plan awarded to a Participant in accordance with Article V.

    2.25  VALUATION DATE:  The last day of each Performance Year.

                                      III.
                           ADMINISTRATION OF THE PLAN

    3.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum. Committee decisions and determinations shall be made by a majority of its members present at a meeting at which a quorum is present, and they shall be final. The actions of the Committee with respect to the Plan shall be binding on all affected Participants. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

    3.2 The Committee shall have full authority, from time to time: (i) subject to the provisions of this Plan, to select Participants and determine the extent and terms of their participation; (ii) adopt, amend and rescind such rules and regulations as, in its opinion may be advisable in the administration of the Plan; (iii) to construe and interpret the Plan, the rules and regulations adopted thereunder and any notice or Award Certificate given to the Participant; and (iv) to make all other determinations that it deems necessary or advisable in the administration of the Plan. The Committee may request advice or assistance or employ such persons as it deems necessary for the proper administration of the Plan and may rely on such advice or assistance; provided, however, that in making any determinations with respect to the administration of the Plan, the Committee shall at all times be obligated to act in good faith and in conformity with the terms of the Plan.

    3.3 In the event of any stock split, stock dividend, reclassification, recapitalization or other change that affects the character or amount of outstanding Common Stock and Earnings Per Share while any of the Units are outstanding and unexercised, the Committee shall make such adjustments in the number of such unexercised Units and/or the Measuring Price as shall, in the sole judgment of the Committee, be equitable and appropriate in order to make the value of such Units, as nearly as may be practicable, equivalent to the value of Units outstanding and unexercised immediately prior to such change. In no event, however, shall any such adjustment give any participant any additional benefits.

    3.4 The Committee shall be precluded from increasing the amount of compensation payable to a participant under the Plan, including the acceleration of payment or increasing the amount payable to a participant under the Plan, unless specifically provided for by the Plan.

                                      IV.

                           ELIGIBILITY TO PARTICIPATE

    4.1 Only key employees of the Company who, in the Committee's judgment, will significantly impact the growth of the business shall be eligible to become Participants. The Committee, in its sole discretion, shall select the Participants.

    4.2 In selecting Participants and in determining the number of Units to be awarded to each Participant, the Committee shall take into account such factors as the individual's position, experience, knowledge, responsibilities, advancement potential and past and anticipated contribution to Company performance.

                                       V.

                                 AWARD OF UNITS

    5.1 A maximum of 300,000 Units may be awarded under the Plan. A Participant who has been awarded Units may be awarded additional Units from time to time and new Participants may be awarded Units, both in the discretion of the Committee; provided, however, that no Units shall be awarded after December 31, 2003.

    5.2 Units shall be awarded solely by the Committee and shall be evidenced by an Award Certificate, as provided in Article X.

    5.3 The maximum number of units granted to any one individual shall not exceed 100,000 units during the duration of the Plan.

                                      VI.

                           TERM AND VESTING OF UNITS

    6.1 Each Unit shall have a term of five years from the date of award, subject to earlier termination (i) upon exercise by a Participant, (ii) as provided in Article XI or (iii) upon achievement before five years of the Unit's Maximum Cumulative Unit Value. Units shall be deemed to be awarded as of the Effective Date or any subsequent January 1 during the Term of the Plan, as the case may be.

    6.2  Units shall become vested as follows:

    VESTED
PERCENTAGE OF   FROM DATE OF
UNITS AWARDED       AWARD
- --------------  -------------
       40%         2 Years
       60%         3 Years
       80%         4 Years
      100%         5 Years

    6.3 Notwithstanding Section 6.2, each Unit shall immediately become fully vested in the event of (i) attainment of the Maximum Cumulative Unit Value, (ii) a Change in Control, (iii) a Participant's Termination Without Cause or (iv) termination of a Participant's employment with the Company by reason of his retirement on or after attainment of age 65, his death or his Disability.

                                      VII.

                        DETERMINATION OF VALUE OF A UNIT

    7.1 The Incremental Unit Value of each Unit for each Performance Year shall be equal to the product of (i) the Measuring Price, multiplied by (ii) eight-tenths of the percentage by which Earnings Per Share for such Performance Year exceed Base Year EPS. In the event Base Year EPS exceeds Earnings Per Share for any Performance Year, the Incremental Unit Value for such Performance Year shall be zero. The Committee shall notify each Participant of the Incremental Unit Value of his Units for each Performance Year as soon as practicable after the Valuation Date for the year.

    7.2 The Incremental Unit Value of each Unit for any Performance Year shall be cumulated with the Incremental Unit Value of such Unit for all prior Performance Years. The cumulative amount thus determined shall be the then Cumulative Unit Value of such Unit.

                                     VIII.

                                    PAYMENT

    8.1 A Unit may be exercised, to the extent that it is vested, at any time prior to becoming fully vested; provided, however, that any partially vested Unit that is exercised shall be canceled and its nonvested portion forfeited. Except as provided in Article XI, a Unit that becomes fully vested, in accordance with Article VI, shall thereupon be exercised.

    8.2 In order to exercise a partially or fully vested outstanding Unit, a Participant (i) shall give written notice of exercise, as provided in Section 8.3, specifying the number of Units being exercised, and (ii) shall deliver his Award Certificate to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return the same to the Participant. The date of exercise of a Unit shall be the date on which the Company receives the required documentation. Upon exercise of a Unit, Participant shall be entitled to receive the Cumulative Unit Value of his Vested Units being exercised, determined as of the concurrent or immediately preceding Valuation Date, but not in excess of the Maximum Cumulative Unit Value.

    8.3 Any notice of exercise of a partially or fully vested Unit shall be in writing and addressed to the Secretary of the Company. Payment of the amount due under the Plan shall be made not later than five days following the date of exercise or the date of such other event as shall entitle the Participant to payment; provided, however, that the Committee must certify in writing that all performance criteria have been met prior to any payments being made under the Plan. Except upon a Change in Control, when payment shall be made solely in cash, not less than 40 percent of any amount due shall be paid in cash; the balance shall be paid in cash or in shares of Common Stock or both, as determined by the Committee in its discretion.

                                      IX.

                       LIMITS ON TRANSFERABILITY OF UNITS

    9.1 A Unit shall not be transferable by a Participant, except that, upon the death of a Participant, a Unit may be transferred (i) by beneficiary designation filed in accordance with Section 9.2, or (ii) if no such beneficiary designation has been filed, by will or will substitute or by the laws of descent and distribution.

    9.2 A Unit may be exercised only by the Participant to whom it was awarded, except in the event of the Participant's death. In the event of the death of a Participant a Unit may be exercised by the person to whom the Participant's rights were transferred by a properly filed beneficiary designation form or, if no such designation form was filed, by will or the laws of descent and distribution. A Participant shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any benefits hereunder following the Participant's death by giving the Committee or the Secretary of the Company written notice thereof.

    9.3 Except as provided in Section 9.1, a Participant will not be permitted to assign, alienate or hypothecate his benefits under the Plan.

                                       X.

                               AWARD CERTIFICATE

    The Company shall, promptly following the making of an award, deliver to the recipient thereof an Award Certificate, specifying the terms and conditions of the Unit. This writing shall be in such form and contain such provisions not inconsistent with the Plan as the Committee shall prescribe.

                                      XI.

                              TERMINATION OF UNITS

    11.1 An outstanding Unit awarded to a Participant shall be canceled and all rights with respect thereto shall expire upon the earlier to occur of (i) its exercise or (ii) the termination of the Participant's employment with the Company, except that if such termination occurs by reason of the death, Disability or retirement of the Participant on or after attainment of age 65, Termination Without Cause, or for any other reason specifically approved in advance by the Committee, the term of such Unit shall continue for a period of 14 months from the date of the occurrence (the "Extended Term"). For purposes of this Section 11.1, the Cumulative Unit Value with respect to such Unit shall be determined as of the Valuation Date concurrent with or immediately preceding the end of the Extended Term or any earlier exercise date, whichever is applicable. In the event the term of a Unit is continued for an Extended Term, such Unit shall be deemed to be automatically exercised as of the last Valuation Date within the Extended Term, unless sooner exercised by the Participant or his legal representative.

    11.2 Nothing contained in Section 11.1 shall be deemed to extend the term of any Unit beyond the end of the Term of the Plan.

                                      XII.

                     TERMINATION AND AMENDMENT OF THE PLAN

    The Plan shall terminate on December 31, 2003, and no Units shall be awarded after that date. The Company reserves the right to amend or terminate the Plan at any time, by action of the Board, but no such amendment or termination shall adversely affect the rights of any Participant with respect to outstanding Units held by him without the Participant's written consent.

                                     XIII.

                         RIGHT TO TERMINATE EMPLOYMENT

    Nothing in the Plan, nor the award of any Unit, shall confer a right to continue in the employment of the Company or affect any right of the Company to terminate a Participant's employment.

                                      XIV.

                               GENERAL PROVISIONS

    14.1 The Plan shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws.

    14.2 The Company shall be authorized to withhold from any award or payment it makes to a Participant under the Plan the amount of withholding taxes due with respect to such award or payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

    14.3 Nothing in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

    14.4 Participants shall not be required to make any payment or provide any consideration for awards under the Plan other than the rendering of services.

                                          DSC COMMUNICATIONS CORPORATION
                                          By: __________________________________

Attest:
______________________________________
Secretary

                         DSC COMMUNICATIONS CORPORATION
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 1994

    The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of DSC Communications Corporation (the "Company") to be held on April 27, 1994, and the Proxy Statement in connection therewith, each dated March 31, 1994; (b) appoints James L. Donald, Gerald F. Montry and William
R. Tempest as Proxies, or any of them, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and vote, as designated hereon, all the shares of Common Stock of the Company, held of record by the undersigned on March 1, 1994, at such Annual Meeting and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.

    The Board of Directors recommends a vote FOR each of these proposals:

1.         Election of Directors
           Nominees are:      Frank J. Cummiskey      Raymond J. Dempsey      James L. Fischer
           For:  / /
           Withheld:  / /
           For, except vote withheld from the following nominee(s):
2.         Approval of an amendment to the Company's Restated Certificate of Incorporation increasing the authorized number  of shares of Common Stock, $.01 par value, from 100,000,000 to 250,000,000
           / /  FOR            / /  AGAINST            / /  ABSTAIN

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

3.         Adoption of the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan
           / /  FOR            / /  AGAINST            / /  ABSTAIN
4.         In  their discretion, the Proxies are authorized to vote upon  such other business as may come before the meeting or any adjournment thereof.

    THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED (I) FOR ELECTION OF ALL NOMINEES LISTED IN THIS PROXY TO THE BOARD OF DIRECTORS; (II) FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF SHARES OF COMMON STOCK, $.01 PAR VALUE, FROM 100,000,000 TO 250,000,000; AND (III) FOR ADOPTION OF THE DSC COMMUNICATIONS CORPORATION 1994 LONG-TERM INCENTIVE COMPENSATION PLAN.
                                              Date: ____________________________
                                           _____________________________________
                                                        Signature(s)
                                           _____________________________________
                                                        Signature(s)
                                              Please  sign   your   name   above
                                              exactly  as  it  appears  on  your
                                              stock   certificate,   date,   and
                                              return  promptly. When  signing on
                                              behalf of a corporation,
                                              partnership, estate, trust, or  in
                                              any other representative capacity,
                                              please  sign your  name and title.
                                              For  joint  accounts,  each  joint
                                              owner must sign.